EXHIBIT B

                     GALAXY X TRANSPONDER SERVICE AGREEMENT
                                     BETWEEN
                 HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.
                                       AND
                             GCI COMMUNICATION CORP.

                                                           TABLE OF CONTENTS
Article                                                                                                Page
 1       SERVICES AND TERM                                                                               2
         1.01 Terms of Agreement                                                                         2
         1.02 Services                                                                                   2

 2       SERVICE FEE AND PAYMENTS                                                                        2

 3       REPRESENTATIONS AND WARRANTIES                                                                  3
         3.01 Authority, No Breach                                                                       3
         3.02 Corporate Action                                                                           3
         3.03 Common Clauses in Service Agreements                                                       3
         3.04 Consents                                                                                   3
         3.05 Litigation                                                                                 3
         3.06 Non-Interference                                                                           3

 4       OBLIGATIONS OF CONTRACTOR                                                                       4
         4.01 Satellite                                                                                  4
         4.02 Use of the Transponder Spares                                                              4
         4.03 Reserve Transponders                                                                       4
         4.04 Government Regulations                                                                     4
         4.05 Tracking, Telemetry and Control                                                            4

 5       FORCE MAJEURE                                                                                   5

 6       LIMITATION OF LIABILITY                                                                         5
         6.01 General Limitation                                                                         5
         6.02 Equitable Relief                                                                           6

 7       REPORTS                                                                                         6
         7.01 Operational Reports                                                                        6
         7.02 Anomalous Operation Notification                                                           6
         7.03 Maneuver Notification                                                                      7
         7.04 Inspection Rights of Owner                                                                 7

 8       CONFIDENTIALITY                                                                                 7

 9       APPLICABLE LAW                                                                                  8

 10      FURTHER NOTIFICATIONS                                                                           8

 11      MODIFICATION                                                                                    8



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12       TERMINATION                                                                                     8
         12.01 Contractor's Termination Rights                                                           8
         12.02 Contractor's Right to Deny Access                                                         9
         12.03 Automatic Termination                                                                     9

13       MISCELLANEOUS                                                                                   9
         13.01 Entire Agreement and Amendment                                                            9
         13.02 Non-Waiver of Breach                                                                      9
         13.03 Notices                                                                                   9
         13.04 Severability                                                                             11
         13.05 Counterparts                                                                             11
         13.06 Successors                                                                               11
         13.07 Headings                                                                                 11
         13.08 No Third-Party Beneficiary                                                               11
         13.09 Survival of Representations and Warranties                                               12
         13.10 Transfer                                                                                 12
         13.11 Applicability to Galaxy Backup                                                           12

 ADDENDUM

     I      Defined Terms

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
                     GALAXY X TRANSPONDER SERVICE AGREEMENT

    This Transponder Service Agreement (the "Agreement") (all such defined terms herein are so capitalized and referenced in Addendum I) is made and entered into as of August 25, 1995 (the "Execution Date") by and between Hughes Communications Satellite Services, Inc. ("Contractor"), a California corporation, and GCI Communication Corp. ("Owner"), an Alaskan corporation.

                                    RECITALS

    WHEREAS, subject to the approval of the Federal Communications Commission, Hughes Communications Galaxy, Inc. ("HCG"), an Affiliate of Contractor, shall cause a domestic communications satellite, Galaxy X (the "Satellite"), to be built containing both Ku-Band capacity (the "Ku-Band Transponders") and C-Band capacity (the "C-Band Transponders"). Collectively, the Ku-Band Transponders and the C-Band Transponders are referred to hereafter as "Transponders";

    WHEREAS, Owner has agreed, pursuant to a purchase agreement between Owner and HCG of even date herewith (the "Transponder Purchase Agreement") to purchase ******** of the Primary C-Band Transponders on Galaxy X and (either purchase or lease ******** Ku-Band Transponder on Galaxy X (collectively, the "Owner's Transponder"). Unless otherwise defined herein, all capitalized terms are as set forth in the Transponder Purchase Agreement;

    WHEREAS, HCG has caused certain redundant equipment units (collectively, the "Transponder Spares" and individually, a "Transponder Spare") to be placed on the Satellite to be used to replace Transponder equipment units that fail to meet the Transponder Performance Specifications as defined in the Transponder Purchase Agreement (the "Transponder Performance Specifications"), and HCG has agreed to make said equipment units available for use as set forth in the Transponder Purchase Agreement;

    WHEREAS, HCG and Owner have agreed that Contractor shall perform the satellite operational services (the "Services") for Owner on the terms and conditions specified in this agreement and Contractor is willing to perform such Services;

    WHEREAS, Owner has, concurrently herewith, agreed to pay for such Services pursuant to the Transponder Purchase Agreement, and HCG has assigned its right to payment for such Services under the Transponder Purchase Agreement to Contractor, and Owner is agreeable to such assignment; and

    WHEREAS, Owner and Contractor desire this Agreement to become effective only upon Delivery (as defined in the Transponder Purchase Agreement) of


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Owner's  Transponder  by HCG to Owner as set forth in the  Transponder  Purchase
Agreement.

                                    AGREEMENT

    NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, HCG and Owner hereby mutually agree as follows:

ARTICLE 1.        SERVICES AND TERM

         1.01 Terms of Agreement. Contractor shall provide the Services set forth in Section 1.02 hereof for a continuous period from Delivery of Owner's Transponder until the Transponder Purchase Agreement is either terminated or canceled, or expires, in its entirety (the "Service Term").

 1.02 Services. The Services to be rendered by Contractor hereunder are as follows:

         (a) Monitoring and managing the use of electric power on the Satellite to operate Owner's Transponder;

         (b) Monitoring and managing the use of the Satellite's propellant so that the attitude and orbital position are maintained;

         (c) Monitoring and managing all other functions of the Satellite which support Owner's Transponder so as to enable Owner's Transponder to meet the C-Band Transponder Performance Specifications;

         (d) Monitoring and analyzing the Satellite's telemetry data; and

         (e) Other services provided for in this Agreement.

ARTICLE 2.        SERVICE FEE AND PAYMENTS

 The fee for the Services provided by Contractor hereunder (the "********" or "Service Fee") shall be as set forth in the Transponder Purchase Agreement, and, pursuant thereto, payment of the ******** to Contractor shall be the responsibility of HCG.

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES

 Contractor and Owner each, except as expressly indicated herein, represent and warrant to, and agree with, the other that:


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         3.01  Authority.  No Breach.  It has the right,  power and authority to enter into, and perform its obligations under, this Agreement. The execution, delivery and performance of this Agreement shall not result in the breach or nonperformance of any agreements it has with third parties.

         3.02 Corporate Action. It has taken all requisite corporate (or partnership, as appropriate) action to approve the execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself in accordance with its terms.

         3.03 Common Clauses in Service Agreements. Contractor alone represents, warrants and agrees that it will require, in all service agreements between itself and all other Transponder owners on the Satellite, clauses substantially identical to, or terms the effect of which shall be as or more restrictive with respect to such owners than, the provisions of Sections 3.06,12.01 and 13.08 hereof, and Contractor will require, in all service agreements between itself and other Transponder owners on the Satellite, a clause consistent with the provisions of Sections 4.02 and 4.03 hereof.

         3.04 Consents. The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, will not result in a material violation of, or material default under, or the occurrence of an event which with notice or lapse of time or both would constitute a material default under, or material noncompliance with, any applicable Law, any indenture, mortgage, deed of trust, loan agreement, purchase agreement, option agreement or other agreement or instrument to which it is a party or by which it or any material portion of its property is bound, its articles of incorporation or by-laws, partnership agreement, or other charter documents, as the case may be. All necessary or material appropriate public or private consents, permissions, agreements, licenses, or authorizations to which it is subject in connection with the transactions contemplated hereby, or which it must obtain by virtue of its ownership or use of or operation of any Transponder or the Satellite have been or shall be obtained in a timely manner.

         3.05 Litigation. To the best of its knowledge, there is no outstanding or threatened judgment, threatened or pending litigation or proceeding, involving or affecting the transactions provided for in, or contemplated by, this Agreement, except as is concurrently being disclosed in writing by either party to the other.

         3.06 Non-Interference. Owner alone represents, warrants and agrees that its radio transmissions (and those of its uplinking agents) to the Satellite shall comply, in all material respects, with all Federal Communications Commission or any successor agency thereto (collectively, the "FCC") and all other governmental (whether international, federal, state, municipal or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders, of any such governmental agency, body, or court (collectively, "Laws") applicable to it regarding the operation of the Satellite and Owner's Transponder and shall not interfere with the use of any

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other  Transponder.  Owner  shall  not  utilize  (or  permit or allow any of its uplinking agents to utilize) any of Owner's Transponder in a manner which will or may interfere with the use of any other Transponder or cause physical harm to any of Owner's Transponder, any other Transponders, or to the Satellite. Further, Owner will coordinate (and will require its uplinking agents to coordinate) with HCG, in accordance with procedures reasonably established by HCG and uniformly applied to all owners and users of Transponders on the Satellite, its transmissions to the Satellite, so as to minimize adjacent channel and adjacent satellite interference. For purposes of this Section 3.06, interference shall also mean acts or omissions which cause a Transponder to fail to meet its transponder performance specifications. Without limiting the generality of the foregoing, Owner (and its uplinking agents) shall comply with all FCC rules and regulations regarding the use of automatic transmitter identification systems (ATIS).

ARTICLE 4.        OBLIGATIONS OF CONTRACTOR

         4.01 Satellite. Contractor will maintain the Satellite in the orbital position which the FCC has designated or shall hereafter designate for it.

         4.02 Use of the Transponder Spares. Throughout the Service Term, Contractor may employ, in conjunction with HCG, and pursuant to the specific terms and conditions in Section 9 of the Transponder Purchase Agreement, a Transponder Spare or Spares.

         4.03 Reserve Transponders. Throughout the Service Term, Contractor may substitute, in conjunction with HCG, and pursuant to the specific terms and conditions in Section 9 of the Transponder Purchase Agreement, a Reserve Transponder or Reserve Transponders. Upon such substitution, such a Reserve Transponder shall be deemed to be a Owner's Transponder for the purposes of this Agreement.

         4.04 Government Regulations. Contractor has or shall use its best efforts throughout the Service Term to obtain and maintain, in all material respects, all federal, state and municipal authorizations or permissions to operate the Satellite applicable to Contractor with respect to the Satellite, and to comply, in all material respects, with all such governmental regulations regarding the operation of Owner's Transponder applicable to Contractor with respect to the Satellite.

         4.05 Tracking. Telemetry and Control. Contractor shall employ at least two earth stations which between them shall provide in conjunction with HCG's Operations Control Center in El Segundo, California, for all of the functions of tracking, telemetry and control ("TT&C") of the Satellite. Contractor shall notify Owner as to the operator (if other than Contractor) and the location of the two earth stations, and any changes thereto.


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
ARTICLE 5.        FORCE MAJEURE

         Any failure or delay of Contractor to provide Services shall not be a breach of this Agreement if such failure or delay results from any acts of God, governmental action or Law (whether in its sovereign or contractual capacity), or any other circumstances reasonably beyond the control of Contractor, including, but not limited to, earth station sun outage, weather, or acts or omissions of Owner or any third parties (excluding the Hughes Aircraft Company and all of its direct and indirect subsidiaries, and any other Affiliates of Contractor or the Hughes Aircraft Company with whom Contractor or the Hughes Aircraft Company contracts to provide the Services).

ARTICLE 6.        LIMITATION OF LIABILITY

         6.01 General Limitation. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES ARE EXPRESSLY EXCLUDED AND DISCLAIMED EXCEPT TO THE EXTENT SPECIFICALLY AND
EXPRESSLY PROVIDED FOR IN THIS AGREEMENT. IT IS EXPRESSLY AGREED THAT CONTRACTOR'S SOLE OBLIGATIONS AND LIABILITIES RESULTING FROM A BREACH OF THIS AGREEMENT, AND OWNER'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY, ARE LIMITED TO THOSE SET FORTH IN SECTIONS 2 AND 6.02 HEREOF, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED INCLUDING, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES OF OWNER UNDER DIVISION 10, CHAPTER 5, ARTICLE 2 AND SECTIONS 10209,10406 AND 10504 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE. IN NO EVENT SHALL CONTRACTOR BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY CONTRACTOR'S FAILURE TO PERFORM HEREUNDER, DELAY IN ITS PERFORMANCE, FAILURE OF THE OWNER'S TRANSPONDER TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. CONTRACTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE OWNER'S TRANSPONDER OR THE SATELLITE OR THE SERVICES, AND OWNER SHALL DEFEND AND INDEMNIFY CONTRACTOR FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY OWNER TO ANY THIRD PARTY. THE LIMITATIONS OF LIABILITY SET FORTH HEREIN SHALL ALSO APPLY TO HUGHES AIRCRAFT COMPANY (THE MANUFACTURER OF THE SATELLITE AND OWNER'S TRANSPONDER) AND ALL AFFILIATES THEREOF. "Affiliate" means any corporation or other entity controlling, controlled by, or under common control with, Owner, Contractor, or the Hughes Aircraft Company, as the case may be.


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         6.02 Equitable  Relief.  Owner and Contractor shall each have the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching its obligations under this Agreement or to compel the other party to perform its obligations under this Agreement.

ARTICLE 7. REPORTS

         7.01 Operational Reports. After commencement of the Services hereunder, Contractor shall provide Owner a monthly written operational report concerning the Satellite and Owner's Transponder which shall contain the following information:

         (a)  Projected   solar  array  life  based  on  total  Satellite  power
     performance and communications payload requirements;

         (b) Projected battery life based on total Satellite power performance and communications payload requirements;

         (c) Projected Satellite life based on fuel remaining and its predicted utilization;

         (d) Configuration of Owner's Transponder and the associated Satellite supporting subsystems;

         (e) A statement on the expected operating life of Owner's Transponder and the basis for such a projection, taking into account the health of Owner's Transponder and its associated support subsystems;

         (f)      The Satellite's orbital parameters;

         (g) Information concerning whether any Transponder Spares or Reserve C-Band Transponders have been employed on behalf of any owner or user;

         (h)      Information concerning predicted eclipses and sun outages; and

         (i) Other information pertinent to the operation of Owner's Transponder and the Satellite that Owner may reasonably request.

         7.02 Anomalous Operation Notification. Contractor shall notify Owner as soon as possible by telephone, with prompt written confirmation thereafter, of any significant anomalous condition which Contractor detects in Owner's Transponder or associated Satellite supporting subsystems and which have a material effect or potential material effect on the Satellite. Contractor shall also notify Owner promptly of any circumstances that make it clearly ascertainable or predictable that any of the incidents described in this Section
7.02 will occur. Any notice given to


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Owner under this Section 7.02 shall not relieve  Contractor  of any liability or obligation hereunder relating to such anomalous operation.

         7.03 Maneuver Notification. To the extent operationally feasible, Contractor shall notify Owner of all Satellite maneuvers, except for routine stationkeeping, at least three days in advance of their scheduled initiation and, if such maneuver will result in a change of its assigned orbital position, promptly upon HCG's receipt of FCC authorization or direction of such maneuver.

         7.04 lnspection Rights of Owner. Owner shall have the right to inspect the TT&C stations upon reasonable notice to Contractor and during normal business hours accompanied by an employee or agent of Contractor. Owner shall not have the right to inspect any TT&C station at any time or in any manner that could cause disruption to the operation of such TT&C station. Owner shall have the right to examine all test results and data relating to TT&C of or for Owner's Transponder on the Satellite.

ARTICLE 8.        CONFIDENTIALITY

         Contractor and Owner shall hold in confidence this Agreement, including the financial terms and provisions hereof, and all information provided to Owner hereby, and Contractor and Owner hereby acknowledge and agree that all information received in connection with or otherwise related to this Agreement, not otherwise known to the public, is confidential and proprietary and is not to be disclosed to third persons (other than to Affiliates, or to officers, directors, employees and agents of Contractor or Owner, each of whom is bound by this Article 8) without the prior written consent of both Contractor and Owner, except as follows:

         (a) to the extent necessary to comply with applicable Law, provided, that the party making such disclosure shall seek confidential treatment of such information;

         (b) as part of its normal reporting or review procedure to regulatory agencies, its parent company, its auditors and its attorneys, provided, the party making such disclosure to any such regulatory agency shall seek confidential treatment of such information, and, provided, that any other third party to whom disclosure is made agrees to the confidential treatment of such information;

         (c) in order to enforce its rights and/or perform its obligations pursuant to this Agreement;

         (d) to the extent necessary to obtain appropriate insurance, to its insurance agent, provided, that such agent agrees to the confidential treatment of such information; and

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         (e) to the extent  necessary to satisfy its obligations to other owners or users of the Transponders or to negotiate clauses that will be common to all transponder service agreements.


ARTICLE 9.        APPLICABLE LAW

         The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and be governed by the laws of the State of California.

ARTICLE 10.       FURTHER NOTIFICATIONS

         Each party shall promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transactions contemplated by this Agreement or would indicate a breach of the representations or warranties of any of the parties to this Agreement; provided that the failure so to notify will not constitute a waiver of such party's rights.

ARTICLE 11.       MODIFICATION

         In the event that the Transponder Purchase Agreement is modified or reconstituted in such manner as to affect provisions in this Agreement, then this Agreement shall be modified accordingly.

ARTICLE 12.       TERMINATION

         12.01 Contractor's Termination Rights. If Owner's radio transmissions or those of its uplinking agent to or from the Satellite interfere, under standard engineering practice, with the use of any Transponder not owned by Owner located on the Satellite, or if Owner or its uplinking agent utilizes Owner's Transponder in a manner which interferes, under standard engineering practice, with the use of, or causes physical harm to, any other Transponder located on the Satellite, and such radio transmission or utilization by Owner does not cease immediately after the receipt of notice thereof from Contractor (which notice may, notwithstanding Section 13.03 hereof, be given to Owner by telephone to a telephone number provided to Contractor and maintained by Owner for the purpose of receiving such notices by Contractor, which telephone shall be continuously staffed by Owner so as to enable Owner to receive such notices at all times), Contractor shall have the right to take any and all steps necessary to terminate such radio transmission or utilization by Owner or its uplinking agent. Contractor shall have the further right to continue such steps so taken until such time as Owner's radio transmissions or those of its uplinking agent to or from the Satellite or Owner's utilization of its Transponder, as the case may be, shall not interfere, under standard engineering practice, with the use of any Transponder not owned by Owner located on the Satellite and shall not cause physical harm to any Transponder not owned by Owner on the Satellite or to the Satellite.


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         12.02  Contractor's Right to Deny Access. If HCG is entitled to prevent
Owner from  accessing  any part or all of the  Owner's  Transponder  pursuant to
Section 10.06 of the Transponder Purchase Agreement, Contractor shall be entitled to take any and all steps necessary to terminate Owner's (or its uplinking agent's) radio transmission to or utilization of such Transponder.


         12.03 Automatic Termination. This Agreement shall automatically terminate with respect to the Owner's Transponder if the Transponder Purchase Agreement is terminated, is canceled, or expires, with respect to such Owner's Transponder.

ARTICLE 13.       MISCELLANEOUS

         13.01 Entire Agreement and Amendment. This Agreement and the Transponder Purchase Agreement constitute the entire agreement between the parties, and supersede all previous understandings, commitments or representations concerning the subject matter. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, modification or waiver is sought to be enforced. The parties each acknowledge that the other party has not made any representations other than those which are contained herein.

         13.02 Non-Waiver of Breach. Either party hereto may specifically waive any breach of this Agreement by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party, at any time and upon notice given in writing to the breaching party, may direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

         13.03 Notices.

         (a) Each party shall provide the other party with a telephone number to be used for routine and emergency operational notifications, which telephone shall be continuously staffed so as to enable the receipt of such notices at all times. For routine notifications, any such telephonic notification shall be followed up with written notification as outlined in subparagraph (b) below.

         (b) All notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received when actually received if personally delivered, upon acknowledgment of receipt if sent by facsimile, or upon the expiration of the third business day after being


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
     deposited in the United States mails, postage prepaid, certified or registered, addressed to the other party as follows.

TO CONTRACTOR:

         If by mail:             Hughes Communications Satellite Services, Inc.
                                 Post Office Box 92424
                                 Worldway Postal Center
                                 Los Angeles, Califonia 90009
                                 Attention: Senior Vice President - Galaxy
                                            Services
                                 cc: Assistant General Counsel

         If by FAX:              Hughes Communications Satellite Services, Inc.
                                 Attention: Senior Vice President - Galaxy
                                            Services;
                                            (310) 607-4255
                                 cc: Associate General Counsel
                                     (310) 607-4258

 If by personal
 delivery to its
 principal place
 of business at:                 Hughes Communocations Satellite Services, Inc.:
                                 1990 East Grand Avenue
                                 El Segundo, California 90245
                                 Attention: Senior Vice President - Galaxy
                                            Services
                                 cc: Associate General Counsel

 TO OWNER:
         If by mail:
GCI Communication Corp.
                                 2550 Denali Street
                                 Suite 1000
                                 Anchorage, AK  99503
                                 Attention:  Richard P. Dowling
                                             Senior Vice President

         If by FAX:              GC1 Communication Corp.
                                 Attention:  Richard P. Dowling
                                             Senior Vice President

ACK/shs:  GCI.GX TSA.Orig         10        Thursday August 17, 1995 -- 3:30 pm

         If by personal
         delivery to its
         principal place
         of business at:         GCI Communication Corp.
                                 2550 Denali Street
                                 Suite 1000
                                 Anchorage, AK  99503
                                 Attention:  Richard P. Dowling
                                             Senior Vice President

All payments to be made under this Agreement, if made by mail, shall be deemed to have been made on the date of actual receipt thereof. The parties hereto may change their addresses by giving notice thereof in conformity with this Section 13.03.

         l3.04 Severability. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to any of the Laws, and wherever there is any conflict between any provision of this Agreement and any Law, such law shall prevail; provided, however, that in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby, and all such other provisions shall continue in full force and effect. Nothing contained herein shall affect the reconstitution provisions contained in Section 11 hereof.

         l3.05   Counterparts.   This  Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

         13.06  Successors.  Subject to the limitations on Transfer set forth in
Section 13.10, this Agreement shall be binding on and shall inure to the benefit of any and all successors and assigns of the parties.

         13.07 Rules of Construction and Headings. Any ambiguities shall be resolved without reference to which party may have drafted this Agreement. The description headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         13.08 No Third Party Beneficiary. The provisions of this Agreement are for the benefit only of the parties hereto and HCG, and no third party other than HCG may seek to enforce, or benefit from these provisions, except the both parties acknowledge and agree that the provisions of Section 3.06 hereof are intended for the benefit of both Contractor and all other Transponder owners and both parties agree that any other such Transponder owner shall have the right to enforce, as a third-party beneficiary, the provisions of Section 3.06 hereof, against Owner directly, in an action brought solely by such other Transponder owner, or may join with Contractor or any other Transponder owner or user in bringing an action against Owner for violation of such Sections.

ACK/shs:  GCI.GX TSA.Orig         11        Thursday August 17, 1995 -- 3:30 pm

         13.09 Survival of Representations and Warranties. All representations and warranties contained herein or made by Contractor or Owner in connection herewith shall survive any independent investigation made by Contractor or Owner.


         13.10 Transfer.

         (a) Except as otherwise permitted under the terms of the Transponder Purchase Agreement, Owner shall not Transfer (as defined in the Transponder Purchase Agreement) any of its rights and/or obligations under this Agreement except with the prior written consent of Contractor, which consent may be given or withheld in Contractor's sole and absolute discretion. In the event of any such Transfer by Owner, Owner shall remain fully liable along with its transferee for all its obligations under this Agreement and the Transponder Purchase Agreement.

         (b) Contractor may Transfer any or all of its rights and/or obligations under this Agreement to any Affiliate or any third party, provided, that no such Transfer by Contractor shall adversely affect Owner's rights or obligations hereunder, provided, further, that Contractor shall not Transfer any of its obligations under this Agreement to a non-Affiliate except with the prior written consent of Owner, which consent shall not unreasonably be withheld or delayed. In the event of any such Transfer by Contractor, Contractor shall remain fully liable for all its obligations under this Agreement.

         (c) Any purported Transfer by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

         13.11 Applicability to Galaxy IX. Pursuant to the provisions of Section 21 of the Transponder Purchase Agreement, Owner has the right to lease capacity on Galaxy IX (as defined in the Transponder Purchase Agreement) (or its replacement) under certain circumstances. Owner is still obligated to pay the ******** to the extent required under the Transponder Purchase Agreement for each such used transponder on Galaxy IX (the "Replacement Transponder") and the parties agree that the provisions of this Agreement shall apply to the Replacement Transponder, the phrase "Owner's Transponder", as used herein, shall be deemed to include Replacement Transponder, the term "Satellite" shall be deemed to include Galaxy IX, and the term "Transponders" shall mean all the transponders on any such satellite.


ACK/shs:  GCI.GX TSA.Orig         12        Thursday August 17, 1995 -- 3:30 pm

         IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first written above.

                                                 "Contractor"
                                                 HUGHES COMMUNICATIONS
                                                 SATELLITE SERVICES, INC.


                                                 By:/s/ Carl A. Brown
                                                 Title:SVP



                                                 "Owner"
                                                 GCI COMMUNICATION CORP.


                                                 By: /s/  Richard P. Dowling
                                                 Title:Sr. Vice President









ACK/shs:  GCI.GX TSA.Orig                   Thursday August 17, 1995 -- 3:30 pm

                                   ADDENDUM I

                                  DEFINED TERMS
TERM                                                                     SECTION

Affiliate...................................................................6.01
Agreement..........................................................Intro. Clause
C-Band Transponders.....................................................Recitals
Contractor.........................................................Intro. Clause
Execution Date ....................................................Intro. Clause
FCC ........................................................................3.06
HCG ....................................................................Recitals
Ku-Band Transponders ...................................................Recitals
Laws .......................................................................3.06
Owner .............................................................Intro. Clause
Owner's Transponder .......................................................13.11
Replacement Transponder ...................................................13.11
Satellite ..............................................................Recitals
Service Term ...............................................................1.01
Service Fee ...................................................................2
Services ...............................................................Recitals
Transfer ..................................................................13.10
Transponders ...........................................................Recitals
Transponder Performance Specifications ..................................1.02(c)
Transponder Purchase Agreement .........................................Recitals
Transponder Spares .....................................................Recitals
Transponder Spare ......................................................Recitals
******** ......................................................................2
TT&C .......................................................................4.05

                                                            , 1995


 Mr. Richard Dowling
 Senior Vice President
 GCI Communication Corp.
 2550 Denali Street, Suite 1000
 Anchorage, AK  99503

         Re:      Galaxy X Transponder Purchase Agreement
                  Galaxy X Transponder Service Agreement

 Dear Mr. Dowling:

         Simultaneously with the execution of this letter, GCI Communication Corp., ("Buyer") has executed a Galaxy X Transponder Purchase Agreement (the "Agreement") with Hughes Communications Galaxy, Inc. ("HCG") and a Galaxy X Transponder Service Agreement (the "Service Agreement") with Hughes Communications Satellite Services, Inc. ("HCSS"). This letter does not supersede or amend the Agreement or the Service Agreement, but is intended to clarify the understanding of HCG and HCSS and Buyer with respect to the following provisions of the Agreement and the Service Agreement. All capitalized items not defined herein are as set forth in the Agreement and the Service Agreement.

         With respect to Section 7.02 of the Agreement and Section 3.06 of the Service Agreement, Buyer advises HCG and HCSS that Buyer has filed a waiver request with the FCC and that Buyer is awaiting the decision of the FCC. Buyer also advises HCG and HCSS that Buyer may file with the FCC various waiver request from time to time. Buyer's filing of such application and the operation by Buyer under the assumption that the waivers would be approved shall not constitute, or shall be deemed to constitute, a breach of the requirements as set forth in Section 7.02 of the Agreement and Section 3.06 of the Service Agreement for so long as (i) Buyer is otherwise in compliance with all Laws and
 (ii) Buyer does not utilize Buyer's Transponders in a manner which will or may cause interference with the use of any other Transponder or cause physical harm to any Transponder on the Satellite, the Satellite, or any other satellites.

 Mr. Richard Dowling
              , 1995
 Page Two...........



         Buyer agrees to provide a copy of the waiver requests currently pending and any additional requests to be filed before the FCC that affect the use of Buyer's Transponders on the Satellite.

                                              Very truly yours,

                                              HUGHES COMMUNICATIONS GALAXY, INC.

                                              By:/s/ Carl A. Brown
                                              Title:SVP

 AGREED TO AND ACCEPTED:                      GCI COMMUNICATION CORP.
                                              By: /s/  Richard P. Dowling
                                              Title:Sr. Vice President